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                                                 Exhibit 23(a)









                 CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statement on Form S-3 (No. 33-59405) of PP&L Resources, Inc. and of the
Registration Statement on Form S-3 (No. 333-20661) of
Pennsylvania Power & Light Company and in the Registration
Statements on Form S-8 (No. 33-50031 and No. 333-02003) of PP&L
Resources, Inc. of our report dated February 3, 1997 appearing on page 41 of this Form 10-K.







(Signed) Price Waterhouse LLP


PRICE WATERHOUSE LLP

Philadelphia, Pennsylvania
February 28, 1997